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Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
First Financial Holdings, Inc.:

        We consent to the incorporation by reference in the registration statements on Form S-8 (File Nos. 333-26029, 333-26031, 333-26033, 333-80047, 333-33092, 333-86922, 333-90014, 333-103707, 333-103708, 333-115919, 333-182866, and 333-190228) and on Form S-3 (File Nos. 333-172970 and 333-180325), of our reports dated February 28, 2014, with respect to the consolidated balance sheets of First Financial Holdings, Inc. and subsidiary as of December 31, 2013 and 2012, and the related consolidated statements of income, comprehensive income, changes in shareholders' equity and cash flows for each of the years in the three-year period ended December 31, 2013, and the effectiveness of internal control over financial reporting as of December 31, 2013, which reports appear in First Financial Holdings, Inc.'s 2013 Annual Report on Form 10-K.

/s/ DIXON HUGHES GOODMAN LLP

Charlotte, North Carolina
February 28, 2014

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  Exhibit 23
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM